                                   EXHIBIT 99

For more information:
Investor contact:  Barbara Bolens 414-438-6940
Media contact:  Carole Herbstreit 414-438-6882

BRADY CORPORATION REPORTS RECORD SALES AND EARNINGS FOR FISCAL 2006 FIRST
QUARTER.

MILWAUKEE (November 16, 2005)--Brady Corporation (NYSE:BRC) reports record sales and earnings for its fiscal 2006 first quarter ended October 31, 2005.

         Sales for the quarter rose 16.1 percent to $232.6 million compared to $200.4 million in the first quarter of fiscal 2005. Base business increased 7.0 percent, acquisitions added 8.0 percent to sales, and the impact of currency exchange contributed 1.1 percent to sales results.

         Net income increased 48.3 percent in the fiscal 2006 first quarter to $30.2 million or $0.60 per diluted Class A Common Share, compared to $20.4 million or $0.41 per diluted share in the same quarter last year.

         "While we had set ambitious goals for ourselves, our expectations were exceeded in the first quarter. We were pleased to see total base business growth of 7.0 percent on tough comparables with the prior year. Our base sales in Asia Pacific grew 32.2 percent driven largely by a seasonally strong electronics business in China," said Frank M. Jaehnert, Brady's president and chief executive officer. "Acquisitions also continue to contribute positively to both our top and bottom lines. In fact, we've made four acquisitions this quarter to give us greater capability and global reach. And we continue to have a robust pipeline of potential acquisition candidates going forward."

         "We continued to improve the profitability of all regions as we maintain our discipline on cost control and successfully integrate acquisitions," said David Mathieson, Brady's chief financial officer. "As a result of our strong first quarter, and acquisitions previously announced this fiscal year, we are revising our outlook for the full year. For fiscal 2006 we anticipate sales of between $910 and $920 million, up from our previous guidance of $870 to $880 million; net income between $98 and $100 million, up from $89 to $91 million; and earnings per share of $1.96 to $2.00, up from $1.78 to $1.82."

         A webcast regarding fiscal 2006 first quarter results will be available at www.investor.bradycorp.com beginning at 7:30 a.m. Central Standard Time Thursday, November 17, followed by Brady's annual meeting of shareholders at 9:00 a.m. at Brady's Corporate Headquarters in Milwaukee.

         Brady is an international manufacturer and marketer of identification and materials solutions, with products including labels, signs, precision die-cut materials, printing systems, software, and label-application and data-collection systems for electronics, telecommunications, manufacturing, electrical, and a variety of other markets. Founded in 1914, Brady is headquartered in Milwaukee and employs about 4,700 people in operations in the United States, Europe,

Asia/Pacific, Latin America and Canada. The company had sales of $816 million in fiscal 2005. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com, which includes an interactive version of the 2005 Annual Report to Shareholders.



Information by regional segment for the three months ended October 31, 2005 and 2004 is as follows:

                                                                                                        Corporate
                                                                                                           and
               (in Thousands)            Americas         Europe           Asia          Subtotals     Eliminations       Total
------------------------------------    -----------     -----------     -----------     -----------    ------------    -----------
SALES TO EXTERNAL CUSTOMERS
Three months ended:
   October 31, 2005                     $   116,059     $    73,762     $    42,814     $   232,635                    $   232,635
   October 31, 2004                         105,449          64,527          30,443         200,419                        200,419

SALES GROWTH INFORMATION
Three months ended October 31, 2005:
    Base                                        3.7%            0.5%           32.2%            7.0%                           7.0%
    Currency                                    1.9%           -1.2%            3.4%            1.1%                           1.1%
    Acquisitions                                4.5%           15.0%            5.0%            8.0%                           8.0%
      Total                                    10.1%           14.3%           40.6%           16.1%                          16.1%

SEGMENT PROFIT (LOSS)
Three months ended:
   October 31, 2005                     $    32,194     $    20,778     $    13,010     $    65,982     $    (2,386)   $    63,596
   October 31, 2004                          25,380          18,132           8,910          52,422          (1,425)        50,997
      Percentage increase                      26.8%           14.6%           46.0%           25.9%           67.4%          24.7%


SEGMENT PROFIT RECONCILIATION (Dollars in thousands)

                                                       Three months ended:
                                                 -------------------------------
                                                  October 31,       October 31,
                                                     2005              2004
                                                 -------------     -------------
Total profit for reportable segments             $      65,982     $      52,422
Corporate and eliminations                              (2,386)           (1,425)
Unallocated amounts:
    Administrative costs                               (18,659)          (17,601)
    Interest -- net                                     (1,671)           (1,825)
    Foreign exchange                                       136               (30)
    Other                                                 (870)           (1,604)
                                                 -------------     -------------
Income before income taxes                              42,532            29,937
Income taxes                                           (12,334)           (9,580)
                                                 -------------     -------------
       Net income                                $      30,198     $      20,357
                                                 =============     =============


This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 - that is, statements related to future, not past events. In this context forward-looking statements often address our expected future business and financial performance, and often contain certain words such as "expect, anticipate, intend, plan, believe, seek, will, or may." Forward-looking statements by their nature address matters that are, to different degrees uncertain. For us, uncertainties arise from future financial performance of major markets we serve which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; future integration of and performance of acquired businesses; fluctuations in currency rates versus the US dollar; technology changes; interruptions to sources of supply; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature and those identified in reports we file with the SEC. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.


                                       ###

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in Thousands)

                                                                                       (Unaudited)
                                                                  -------------------------------------------------------

                                                                                 Three Months Ended October 31,
                                                                  -------------------------------------------------------
                                                                                                            Percentage
                                                                        2005               2004               Change
                                                                  ---------------     ---------------     ---------------
Net sales                                                         $       232,635     $       200,419                16.1%
Cost of products sold                                                     108,644              94,894                14.5%
                                                                  ---------------     ---------------
   Gross margin                                                           123,991             105,525                17.5%

Operating expenses:

   Research and development                                                 6,534               5,704                14.6%
   Selling, general and administrative                                     73,328              68,028                 7.8%
                                                                  ---------------     ---------------
Total operating expenses                                                   79,862              73,732                 8.3%

Operating income                                                           44,129              31,793                38.8%

Other income and (expense):

   Investment and other income                                                392                 283                38.5%

   Interest expense                                                        (1,989)             (2,139)              -7.0%
                                                                  ---------------     ---------------

Income before income taxes                                                 42,532              29,937                42.1%


Income taxes                                                               12,334               9,580                28.7%
                                                                  ---------------     ---------------

Net income                                                        $        30,198     $        20,357                48.3%
                                                                  ===============     ===============


Per Class A Nonvoting Common Share (1):
   Basic net income                                               $          0.61     $          0.42                45.2%
   Diluted net income                                             $          0.60     $          0.41                46.3%
   Dividends                                                      $          0.13     $          0.11                18.2%

Per Class B Voting Common Share (1):
   Basic net income                                               $          0.60     $          0.41                46.3%
   Diluted net income                                             $          0.59     $          0.40                47.5%
   Dividends                                                      $          0.11     $          0.09                22.2%

Weighted average common shares outstanding (in Thousands) (1):

  Basic                                                                    49,250              48,475
  Diluted                                                                  50,206              49,158

(1) Adjusted 2004 for two-for-one stock split in the form of a 100% dividend, effective December 31, 2004.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                                             (Unaudited)
                                                                                  -------------------------------------
                                                                                  OCTOBER 31, 2005      JULY 31, 2005
                                                                                  ----------------     ----------------
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                      $         53,128     $         72,970
   Short term investments                                                                       --                7,100
   Accounts receivable, less allowance for losses ($3,875 and                              136,490              123,453
       $3,726, respectively)
   Inventories:
    Finished Products                                                                       42,743               38,827
    Work-in-process                                                                         11,487                9,681
    Raw materials and supplies                                                              27,254               22,227
                                                                                  ----------------     ----------------
      Total inventories                                                                     81,484               70,735
   Prepaid expenses and other current assets                                                28,014               28,114
                                                                                  ----------------     ----------------

    TOTAL CURRENT ASSETS                                                                   299,116              302,372

OTHER ASSETS:
   Goodwill                                                                                345,244              332,369
   Other Intangible assets                                                                  74,328               71,647
   Deferred Income Taxes                                                                    38,585               39,043
   Other                                                                                     7,459                6,305
                                                                                  ----------------     ----------------

    TOTAL OTHER ASSETS                                                                     465,616              449,364

PROPERTY, PLANT AND EQUIPMENT:
   Cost:
       Land                                                                                  6,494                6,388
       Buildings and improvements                                                           65,589               65,007
       Machinery and equipment                                                             161,115              157,093
       Construction in progress                                                             12,493                6,510
                                                                                  ----------------     ----------------

                                                                                           245,691              234,998
   Less accumulated depreciation                                                           142,085              136,587
                                                                                  ----------------     ----------------

    NET PROPERTY, PLANT AND EQUIPMENT                                                      103,606               98,411
                                                                                  ----------------     ----------------

TOTAL                                                                             $        868,338     $        850,147
                                                                                  ================     ================

                    LIABILITIES AND STOCKHOLDERS' INVESTMENT

CURRENT LIABILITIES:
   Accounts payable                                                               $         50,546     $         52,696
   Wages and amounts withheld from employees                                                29,408               49,620
   Taxes, other than income taxes                                                            6,401                4,815
   Accrued income taxes                                                                     30,392               24,028
   Other current liabilities                                                                34,071               29,649

   Short-term borrowings and current maturities on long-term debt                               --                    4
                                                                                  ----------------     ----------------

    TOTAL CURRENT LIABILITIES                                                              150,818              160,812

LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES                                             161,023              150,026

OTHER LIABILITIES                                                                           44,706               42,035
                                                                                  ----------------     ----------------

    TOTAL LIABILITIES                                                                      356,547              352,873

STOCKHOLDERS' INVESTMENT:
  Common stock:
     Class A nonvoting common stock - Issued and outstanding, 45,519,065                       459                  458
          and 45,792,199 shares, respectively
     Class B voting common stock - Issued and outstanding 3,538,628 shares                      35                   35
   Additional paid-in capital                                                              100,048               99,029
   Income retained in the business                                                         406,739              382,880
   Treasury Stock - 362,678 and 85,344 shares, respectively of Class
     A nonvoting common stock, at cost                                                     (10,025)              (1,575)
   Accumulated other comprehensive income                                                   16,273               17,497
   Other                                                                                    (1,738)              (1,050)
                                                                                  ----------------     ----------------

      TOTAL STOCKHOLDERS' INVESTMENT                                                       511,791              497,274
                                                                                  ----------------     ----------------

TOTAL                                                                             $        868,338     $        850,147
                                                                                  ================     ================

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

                                                                                                       (Unaudited)
                                                                                                   Three Months Ended
                                                                                                        October 31
                                                                                                  2005              2004
                                                                                              -------------     -------------
Operating activities:
Net income                                                                                    $      30,198     $      20,357
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization                                                                       7,360             6,775
  Income tax benefit from the exercise of stock options                                                  --             2,184
  Deferred Income taxes                                                                                 187               (68)
  Loss on sale or disposal of property, plant & equipment                                                33               158
  Provision for losses on accounts receivable                                                           366               381
  Non-cash portion of stock-based compensation expense                                                  924             1,193
  Changes in operating assets and liabilities (net of effects of business acquisitions):
     Accounts receivable                                                                            (10,391)           (5,151)
     Inventories                                                                                     (8,613)           (3,536)
     Prepaid expenses and other assets                                                                  468             2,644
     Accounts payable and accrued liabilities                                                       (20,465)          (16,725)
     Income taxes                                                                                     5,999             7,111
     Other liabilities                                                                                1,990             1,001
                                                                                              -------------     -------------
        Net cash provided by operating activities                                                     8,056            16,324

Investing activities:
  Acquisition of businesses, net of cash acquired                                                   (20,217)          (34,394)
  Purchases of short-term investments                                                                (3,800)           (8,700)
  Sales of short-term investments                                                                    10,900             7,100
  Purchases of property, plant and equipment                                                         (8,537)           (2,819)
  Proceeds from sale of property, plant and equipment                                                    21               298
  Other                                                                                              (1,126)             (407)
                                                                                              -------------     -------------
        Net cash used in investing activities                                                       (22,759)          (38,922)

Financing activities:
  Payment of dividends                                                                               (5,938)           (5,178)
  Proceeds from issuance of common stock                                                                374             5,643
  Principal payments on debt                                                                           (885)              (30)
  Net proceeds from debt                                                                             11,000                --
  Purchase of treasury stock                                                                         (9,416)               --
                                                                                              -------------     -------------

        Net cash (used in) provided by financing activities                                          (4,865)              435
Effect of exchange rate changes on cash                                                                (274)              141

Net decrease in cash and cash equivalents                                                           (19,842)          (22,022)
Cash and cash equivalents, beginning of period                                                       72,970            68,788
                                                                                              -------------     -------------

Cash and cash equivalents, end of period                                                      $      53,128     $      46,766
                                                                                              =============     =============

Supplemental disclosures:
Cash paid during the period for:
  Interest, net of capitalized interest                                                       $         (43)    $          78
  Income taxes, net of refunds                                                                        4,956               489

Acquisitions:
  Fair value of asset acquired, net of cash                                                   $      12,300     $      30,337
  Liabilities assumed                                                                                (6,390)          (17,019)
  Goodwill                                                                                           14,307            21,076
                                                                                              -------------     -------------
         Net cash paid for acquisitions                                                       $      20,217     $      34,394
                                                                                              =============     =============